EXHIBIT 99.1

SECOND AMENDMENT TO

SECOND AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

MPG OFFICE TRUST, L.P.

This Second Amendment to Second Amended and Restated Agreement of Limited Partnership of MPG Office Trust, L.P. (f/k/a Maguire Properties, L.P.), dated as of June 30, 2010 (the “Amendment”), is entered into by and among MPG Office Trust, Inc. (f/k/a Maguire Properties, Inc.), a Maryland corporation, as the General Partner, and the persons whose names are set forth on Exhibit A attached to the Second Amended and Restated Agreement of Limited Partnership of MPG Office Trust, L.P., dated as of January 16, 2004 (the “Agreement”), as the Limited Partners. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, the General Partner has determined that it is in the best interests of the Partnership that the name of the Partnership be changed to MPG Office, L.P.;

WHEREAS, Section 2.2 of the Agreement provides that the General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time; and

WHEREAS, Section 7.3C(4) of the Agreement provides that the General Partner may amend the Agreement to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect or to make other changes with respect to matters arising under the Agreement that will not be inconsistent with law or with the provisions of the Agreement;

NOW, THEREFORE, pursuant to Sections 2.2, 2.4 and 7.3C(4) of the Agreement, the General Partner, on its own behalf and as attorney-in-fact for the Limited Partners, hereby amends the Agreement as follows:

1.	The name of the Partnership is hereby changed to “MPG Office, L.P.”

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Second Amendment to Second Amended and Restated Agreement of Limited Partnership as of the date first written above.

GENERAL PARTNER:

MPG OFFICE TRUST, INC.

By:	/s/ NELSON C. RISING
Nelson C. Rising
President and Chief Executive Officer

LIMITED PARTNERS:

By:	MPG Office Trust, Inc., as attorney-in-fact for each of the Limited Partners

By:	/s/ NELSON C. RISING
Nelson C. Rising
President and Chief Executive Officer